Neuberger Berman Advisers Management Trust

TRUST INSTRUMENT

Schedule A

CLASS I

Absolute Return Multi-Manager Portfolio
Balanced Portfolio
Growth Portfolio
Guardian Portfolio
Large Cap Value Portfolio
Mid Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Short Duration Bond Portfolio
Socially Responsive Portfolio

CLASS S

Absolute Return Multi-Manager Portfolio
Balanced Portfolio
Growth Portfolio
Guardian Portfolio
International Equity Portfolio
Large Cap Value Portfolio
Mid Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Real Estate Portfolio
Short Duration Bond Portfolio
Small Cap Growth Portfolio
Socially Responsive Portfolio

Dated:   August 27, 2015